EXHIBIT 99.1
          Press Release
Beazer Homes Reports Third Quarter Fiscal 2010 Results
ATLANTA, August 5, 2010 — Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the fiscal quarter ended June 30, 2010. Summary results of the quarter from continuing operations are as follows:
Quarter Ended June 30, 2010
•	Total revenue: $339.9 million, compared to $224.1 million in the third quarter of the prior year.

•	Home closings from continuing operations: 1,643 homes, an increase year-over-year of 73.3%.

•	Loss from continuing operations of $27.6 million, or a loss of $0.41 per share, including:
•	non-cash pre-tax charges of $5.1 million for inventory impairments;

•	a non-cash $12.5 million impairment of our investment in two of our unconsolidated joint ventures;

•	a $9.0 million non-cash loss on debt extinguishment related to the repurchase of our 2012 senior notes and 2024 convertible senior notes; and

•	$28.4 million benefit from income taxes primarily related to an additional carry-back claim under The Worker, Homeownership and Business Assistance Act of 2009.
•	For the third quarter of the prior fiscal year, the Company reported a loss from continuing operations of $25.4 million, or $0.65 per share, including:
•	non-cash pre-tax charges of $11.8 million for inventory impairments;

•	a non-cash $4.2 million impairment of unconsolidated joint venture investments; and

•	a $55.2 million non-cash gain on debt extinguishment.
•	New orders from continuing operations: 1,037 homes, a decrease year-over-year of 32.5%. New orders in the quarter were substantially impacted by a fall-off in demand following the expiration of the New Home Buyer’s Tax Credit on April 30, 2010 and continuing high unemployment levels.

•	Cancellation rate increased to 28.9% in the third quarter compared to 23.0% in the third quarter of the prior year.

•	Gross profit margin of 11.8% (13.3% without impairments and abandonments), compared to 2.6% (7.9% without impairments and abandonments) in the third quarter of the prior year.

•	Average Selling Price of $206,200 for the third quarter of fiscal 2010 compared to the Average Selling Price of $235,100 for the third quarter of the prior year. The reduction in ASP was primarily attributable to a substantial geographic shift in closings to those markets with the lowest ASP and the highest concentration of first time home buyers.

•	As previously reported, in May 2010, the Company closed its public offerings of $300 million 9.125% senior notes due 2018, 3.0 million 7.25% tangible equity units and 12.5 million shares of its common stock. Net proceeds of these transactions were approximately $437 million which together with $28

EXHIBIT 99.1
million of our unrestricted cash, were used to repurchase our outstanding 2012 senior notes and 2024 convertible senior notes plus accrued and unpaid interest for a total of $465 million.
As of June 30, 2010
•	Total cash and cash equivalents: $514.6 million, including restricted cash of $42.6 million.

•	Stockholders’ equity: $454.7 million not including $57.5 million of mandatory convertible subordinated notes.

•	Backlog: 1,175 homes with a sales value of $288.2 million compared to 1,866 homes with a sales value of $430.6 million as of June 30, 2009. The Average Selling Price in backlog increased by over $14,000, or 6%, to $245,200 from $230,800 in the prior year.
Ian J. McCarthy, President and Chief Executive Officer, said, “As we anticipated earlier this year, the third quarter represented two distinctly different business environments for us. Through the expiration of the First Time Homebuyer Tax Credit on April 30th, traffic and new home orders were tracking well above prior year results. In May and June traffic and new home orders were substantially below the levels experienced in the prior year. While new home affordability and mortgage rates are at historically attractive levels, homebuyers continue to be concerned about employment, the impact of additional foreclosures and general conditions in the economy. We believe employment growth and improved consumer confidence remain the keys to a sustainable recovery in the homebuilding industry. In the meantime, we are taking the steps necessary to position the Company to fully participate in the eventual housing recovery.”
Results for the Quarter Ended June 30, 2010
Homebuilding revenues from continuing operations increased 52.0% in the third quarter, due to a 73.3% increase in the number of homes closed, offset by a 12.3% reduction in our Average Selling Price. The reduction in Average Sales Price was primarily attributable to a substantial geographic shift in closings to those markets with the lowest ASP and the highest concentration of first time home buyers. This change accounted for approximately 8.0% of the total reduction in ASP. Net new home orders from continuing operations decreased 32.5% compared to the third quarter of last year, driven by a 26.9% decrease in gross new orders and an increase in the cancellation rate to 28.9%, compared to 23.0% a year ago.
Our gross profit margin improved to 11.8% (13.3% without impairments and abandonments) for the current quarter compared to 2.6% (7.9% without impairments and abandonments) in the third quarter of the prior year. Although margins improved as compared to the prior year, we continued to be impacted by a challenging homebuilding environment, impacted by the greater concentration of lower priced homes and by non-cash pre-tax charges for inventory impairments and lot option abandonments of $5.1 million for the quarter ended June 30, 2010.
We recorded a $28.4 million benefit from income taxes primarily due to an additional refund request of $32 million this quarter related to our finalized carry back claim of $133 million, of which $101 million had been previously requested and received. The difference between the additional carry back claim requested this quarter and our tax benefit from continuing operations results from changes to our estimates of future sources of taxable income and unrecognized tax benefits.
The Company controlled 29,768 lots at June 30, 2010 (80% owned and 20% controlled under options), including 727 owned lots in discontinued operations. Total controlled lots of 29,768 reflect a reduction of 9.5% from the level at June 30, 2009 and 2.8% from the level at September 30, 2009. During the quarter we entered into purchase and option transactions relating to 1,679 lots. Year-to-date we have contracted for 2,925 lots through a combination purchase and lot option agreements.

EXHIBIT 99.1
As of June 30, 2010, unsold finished homes totaled 319, an increase of 85 homes, from the level a year ago.
Liquidity and Liability Management Initiatives
At June 30, 2010, the Company had cash and cash equivalents of $514.6 million, including restricted cash of $42.6 million primarily to collateralize outstanding letters of credit.
As previously reported, in May 2010, the Company closed its concurrent public offerings of $300 million unsecured senior note offering, 3.0 million 7.25% tangible equity units and 12.5 million shares of its common stock. Net proceeds of these transactions were approximately $437 million. We used the proceeds from these offerings to repurchase debt including our outstanding 2012 senior notes at par and our 2024 convertible senior notes at an average premium price of 100.6 percent of par. We recorded a $9.0 million loss related to these repurchases during our third quarter of fiscal 2010, primarily related to the write-off of unamortized debt issuance costs. As a result of these transactions and our fiscal year-to-date results from operations, our stockholders’ equity increased from $196.6 million as of September 30, 2009 to $454.7 million as of June 30, 2010. Our tangible net worth (stockholders’ equity less certain intangible assets as defined in our senior note indentures) also increased by $267.6 million fiscal year-to-date to $404.6 million at June 30, 2010.
Conference Call
The Company will hold a conference call on August 5, 2010, at 10:00 am EDT to discuss these results. Interested parties may listen to the conference call and view the Company’s slide presentation over the internet by visiting the “Investor Relations” section of the Company’s website at www.beazer.com. To access the conference call by telephone, listeners should dial 877-601-3546 or 212-547-0388. To be admitted to the call, verbally supply the passcode “BZH”. A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 866-409-7708 or 203-369-0641 and enter the passcode “3740” (available until 5:00 pm ET on August 12, 2010), or visit www.beazer.com. A replay of the webcast will be available at www.beazer.com for approximately 30 days.
Beazer Homes USA, Inc., headquartered in Atlanta, is one of the country’s ten largest single-family homebuilders with continuing operations in Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New Mexico, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.”
Forward Looking Statements
This presentation contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the final outcome of various lawsuits, as well as the results of any government proceedings and fulfillment of the obligations in the Deferred Prosecution Agreement and other settlement agreements and consent orders with governmental authorities; (ii) additional asset impairment charges or writedowns; (iii) economic changes nationally or in local markets, including changes in consumer confidence, volatility of mortgage interest rates, availability of mortgage financing and inflation; (iv) a slower economic rebound than anticipated, coupled with persistently high unemployment and additional foreclosures; (v) continued or increased downturn in the homebuilding industry; (vi) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled, (vii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any further downgrades of our credit ratings or reductions in our tangible net worth; (viii) potential inability to comply

EXHIBIT 99.1
with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (ix) increased competition or delays in reacting to changing consumer preference in home design; (x) shortages of or increased prices for labor, land or raw materials used in housing production; (xi) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on projects under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xii) the performance of our joint ventures and our joint venture partners; (xiii) the impact of construction defect and home warranty claims including those related to possible installation of drywall imported from China; (xiv) the cost and availability of insurance and surety bonds; (xv) delays in land development or home construction resulting from adverse weather conditions; (xvi) potential delays or increased costs in obtaining necessary governmental permits and possible penalties for failure to comply with laws, regulations and governmental policies; (xvii) effects of changes in accounting policies, standards, guidelines or principles; or (xviii) terrorist acts, acts of war and other factors over which the Company has little or no control.
Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.
CONTACT: Beazer Homes USA, Inc.
Jeffrey S. Hoza
Vice President, Treasurer
770-829-3700
jhoza@beazer.com
-Tables Follow-

EXHIBIT 99.1
BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Total revenue	$339,942	$224,071	$756,911	$628,864
Home construction and land sales expenses	294,751	206,458	647,360	565,857
Inventory impairments and option contract abandonments	5,052	11,792	24,049	67,111

Gross profit (loss)	40,139	5,821	85,502	(4,104)
Selling, general and administrative expenses	54,573	49,623	145,251	169,807
Depreciation and amortization	3,620	4,960	9,791	12,934
Goodwill impairment	—	—	—	16,143

Operating loss	(18,054)	(48,762)	(69,540)	(202,988)
Equity in loss of unconsolidated joint ventures	(12,492)	(3,428)	(21,314)	(13,191)
(Loss) gain on extinguishment of debt	(9,045)	55,214	43,901	55,214
Other expense, net	(16,383)	(22,291)	(53,951)	(59,714)

Loss from continuing operations before income taxes	(55,974)	(19,267)	(100,904)	(220,679)
(Benefit from) provision for income taxes	(28,382)	6,150	(124,091)	(7,364)

(Loss) income from continuing operations	(27,592)	(25,417)	23,187	(213,315)
(Loss) income from discontinued operations, net of tax	(224)	(2,559)	2,294	(9,859)

Net (loss) income	$(27,816)	$(27,976)	$25,481	$(223,174)

Weighted average number of shares:
Basic	68,310	38,815	55,079	38,666
Diluted	68,310	38,815	65,276	38,666

(Loss) earnings per share:
Basic (loss) earnings per share from continuing operations	$(0.41)	$(0.65)	$0.42	$(5.52)
Basic (loss) earnings per share from discontinued operations	$—	$(0.07)	$0.04	$(0.25)
Basic (loss) earnings per share	$(0.41)	$(0.72)	$0.46	$(5.77)
Diluted (loss) earnings per share from continuing operations	$(0.41)	$(0.65)	$0.38	$(5.52)
Diluted (loss) earnings per share from discontinued operations	$—	$(0.07)	$0.03	$(0.25)
Diluted (loss) earnings per share	$(0.41)	$(0.72)	$0.41	$(5.77)

Interest Data:	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Capitalized interest in inventory, beginning of period	$41,107	$45,466	$38,338	$45,977
Interest incurred	31,561	35,806	96,977	103,059
Capitalized interest impaired	(196)	(160)	(1,292)	(2,113)
Interest expense not qualified for capitalization and included as other expense	(17,381)	(23,727)	(57,478)	(65,986)
Capitalized interest amortized to house construction and land sales expenses	(16,444)	(12,999)	(37,898)	(36,551)

Capitalized interest in inventory, end of period	$38,647	$44,386	$38,647	$44,386

EXHIBIT 99.1
BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	June 30,	September 30,
	2010	2009
ASSETS
Cash and cash equivalents	$471,958	$507,339
Restricted cash	42,608	49,461
Accounts receivable (net of allowance of $3,573 and $7,545, respectively)	33,910	28,405
Income tax receivable	40,936	9,922
Inventory
Owned inventory	1,235,073	1,265,441
Consolidated inventory not owned	43,285	53,015

Total inventory	1,278,358	1,318,456
Investments in unconsolidated joint ventures	8,679	30,124
Deferred tax assets, net	11,583	7,520
Property, plant and equipment, net	23,266	25,939
Other assets	44,787	52,244

Total assets	$1,956,085	$2,029,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$67,034	$70,285
Other liabilities	198,325	227,315
Obligations related to consolidated inventory not owned	24,359	26,356
Total debt (net of discounts of $24,485 and $27,257, respectively)	1,211,636	1,508,899

Total liabilities	1,501,354	1,832,855

Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	—	—
Common stock (par value $0.001 per share, 180,000,000 shares authorized, 75,677,360 and 43,150,472 issued and 75,677,360 and 39,793,316 outstanding, respectively)	76	43
Paid-in capital	616,712	568,019
Accumulated deficit	(162,057)	(187,538)
Treasury stock, at cost (0 and 3,357,156 shares, respectively)	—	(183,969)

Total stockholders’ equity	454,731	196,555

Total liabilities and stockholders’ equity	$1,956,085	$2,029,410

Inventory Breakdown
Homes under construction	$277,671	$219,724
Development projects in progress	452,383	487,457
Land held for future development	382,680	417,834
Land held for sale	37,373	42,470
Capitalized interest	38,647	38,338
Model homes	46,319	59,618
Consolidated inventory not owned	43,285	53,015

Total inventory	$1,278,358	$1,318,456

EXHIBIT 99.1
BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA — CONTINUING OPERATIONS
(Dollars in millions)
OPERATING DATA

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
SELECTED OPERATING DATA	2010	2009	2010	2009

Closings:
West region	631	398	1,412	1,176
East region	713	368	1,442	913
Southeast region	299	182	602	556

Total closings	1,643	948	3,456	2,645

New orders, net of cancellations:
West region	367	670	1,383	1,434
East region	445	599	1,420	1,238
Southeast region	225	267	635	521

Total new orders	1,037	1,536	3,438	3,193

Backlog units at end of period:
West region	416	785
East region	559	810
Southeast region	200	271

Total backlog units	1,175	1,866

Dollar value of backlog at end of period	$288.2	$430.6

EXHIBIT 99.1
BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA — CONTINUING OPERATIONS
(Dollars in thousands)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
SUPPLEMENTAL FINANCIAL DATA	2010	2009	2010	2009

Revenues
Homebuilding operations	$338,808	$222,895	$750,160	$626,338
Land sales and other	461	819	5,330	1,369
Financial Services	673	357	1,421	1,157

Total revenues	$339,942	$224,071	$756,911	$628,864

Gross profit (loss)
Homebuilding operations	$39,018	5,393	$81,397	(5,317)
Land sales and other	448	71	2,684	56
Financial Services	673	357	1,421	1,157

Total gross profit (loss)	$40,139	$5,821	$85,502	$(4,104)

Selling, general and administrative
Homebuilding operations	$54,373	$49,438	$144,685	$168,887
Financial Services	200	185	566	920

Total selling, general and administrative	$54,573	$49,623	$145,251	$169,807

SELECTED SEGMENT INFORMATION
Revenue:
West region	$121,706	$87,328	$291,832	$264,428
East region	162,274	95,043	347,488	240,029
Southeast region	55,289	41,343	116,170	123,250
Financial services	673	357	1,421	1,157

Total revenue	$339,942	$224,071	$756,911	$628,864

Operating income (loss)
West region	$2,717	$(6,467)	$6,437	$(33,147)
East region	11,446	(923)	22,696	(14,760)
Southeast region	3,568	(3,877)	(3,800)	(20,546)
Financial services	473	172	853	228

Segment operating income (loss)	18,204	(11,095)	26,186	(68,225)
Corporate and unallocated	(36,258)	(37,667)	(95,726)	(134,763)

Total operating loss	$(18,054)	$(48,762)	$(69,540)	$(202,988)